UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2010

Joe's Jeans Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2340 S Eastern Ave, Commerce, California		90040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-837-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

Purchase Agreement with 405 Mateo Real Estate LLC

On January 11, 2010, Joe’s Jeans Inc. (the "Company") entered into a Purchase and Sale Agreement (the "Agreement") with 405 Mateo Real Estate, LLC (the "Seller") to purchase from the Seller a facility consisting of approximately 83,000 square feet located in downtown Los Angeles (the "Property") for a purchase price of $6,750,000.00 for use as its new corporate headquarters and distribution center.

Under the terms of the Agreement, the Company placed a deposit of $500,000 (the "Deposit") in an escrow account for a 45-day period (the "Feasibility Period") while the Company reviewed the leases and other due diligence documents relating to the Property. On February 23, 2010, the Company provided the Seller with written notice of termination of the Agreement. As a result, the Company received a refund of its Deposit, together with interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joe's Jeans Inc.

March 1, 2010	By:	/Marc Crossman/

Name: /Marc Crossman/
Title: President & CEO